NewtekOne, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results Full Year 2023 Basic Earnings per Share of $1.71 and Diluted Earnings per Share of $1.70 Conference Call Tomorrow 8:30 AM ET Boca Raton, Fla., March 5, 2024 - NewtekOne, Inc. (Nasdaq: NEWT), announced today its financial and operating results for the three and twelve months ended December 31, 2023. This is NewtekOne's fourth quarter reporting, and third full quarter reporting, as a financial holding company following the Company's January 6, 2023 completion of the acquisition of National Bank of New York City ("NBNYC") (renamed Newtek Bank, N.A.) and the withdrawal of NewtekOne's BDC election. NewtekOne now consolidates the balance sheets and results of operations of its former portfolio companies (now consolidated subsidiaries) and no longer applies investment company accounting. Barry Sloane, CEO, President and Chairman commented, “We are pleased to report our first full year as a financial holding company owning Newtek Bank, a nationally chartered bank. We achieved basic earnings per share (EPS) of $1.71 and diluted EPS of $1.70, in line with our previously issued annual earnings guidance of $1.60 to $1.80 per basic and diluted common share. For 2024, we are currently forecasting annual EPS in a range of $1.80 to $2.00 per basic and diluted common share, which would represent an approximate 11% increase from 2023 EPS to the midpoint of the 2024 forecasted range. We believe that we can achieve double- digit controlled EPS growth in today’s environment, given the majority of our net revenue is non-interest- bearing, making our business model unique and valuable. For the full year 2023, Newtek Bank realized return on average assets ("ROAA") of 5.8%, return on tangible common equity ("ROTCE") of 35.8%, and an efficiency ratio of 49.8%. NewtekOne, Newtek Bank's financial holding company, realized ROAA of 3.2%, and ROTCE of 22.7%1. We believe these metrics clearly depict a thriving business; one that serves independent business owners in all 50 states and that is well positioned for financial and operational growth in future quarters, demonstrated by our expanding net interest margin. Our operating structure does not use branches, traditional bankers, brokers, or business development officers to source business opportunities, and instead, relies upon the patented NewTracker(R) system which generates approximately 1,000 unique business referrals each day. Unlike other financial holding companies, we have been able to expand our business during these difficult times in the banking sector, which we attribute to our unique and time-tested business model that utilizes technology to minimize or eliminate the concept of traditional bankers, brokers, branches and business development officers. With NewtekOne’s common equity Tier 1 capital (CET1) ratio of 16.5%, total capital ratio of 19.6%, and 15.6% leverage ratio, we believe we have the equity to continue to grow our business, pay an attractive market dividend and grow retaining earnings.” Exhibit 99.1 1

Mr. Sloane continued, “With 2023 behind us, we can look back with pride over the year’s multiple accomplishments and building a strong foundation for our future. The conversion from a BDC to a financial holding company resulted in the Company no longer qualifying as a regulated investment company (RIC) for federal income tax purposes and no longer qualifying for accounting treatment as an investment company. Accordingly, we believe prior year and year-over-year comparisons are difficult and it is important to analyze many of our financial metrics on a quarter-over-quarter sequential basis. Additionally, when analyzing NewtekOne, we also believe it is important to consider our time-tested, differentiated business model which has provided multiple streams of income from its lines of business. These changes came with many operational and accounting challenges. We are on a path to realizing our goal of being recognized as the premier business and financial solutions provider for independent business owners in the U.S. By purchasing a nationally chartered bank, we were able to add depository services to our already-robust menu of high-quality business and financial solutions that we believe can enable our clients to operate at a higher level. Most of our clients go to their depository institutions multiple times per week or month. Extremely important to note is that our conversion to a bank holding company in no way implies that NewtekOne and Newtek Bank will look like or operate like the universe of traditional bank holding companies or banks. As a result, we do not think we should be valued like a traditional bank, as our business model offers our investors more than net interest income, and therefore, we believe should garner distinct valuation compared to the universe of traditional banks. We also value this non- interest income as reoccurring income. We firmly believe that our business model can be executed with prudent risk management practices while servicing our clients with multiple solutions that can enhance their business and commercial endeavors. Our operating metrics are built on growth objectives with respect to ROA, ROE, and efficiency ratios, which we believe is distinct from the asset-growth strategies of the traditional banking industry. During our call tomorrow morning, we will illustrate our differentiated model through the discussion of detailed performance metrics.” NewtekOne Fourth Quarter 2023 Financial Highlights As noted above, we believe it is important to analyze many of our financial metrics on a quarter-over-quarter sequential basis: • Net income was $13.4 million, or $0.53 per basic and diluted common share, for the three months ended December 31, 2023, a 20.5% increase on a per share basis over net income of $10.9 million, or $0.43 per basic and diluted common share, for the three months ended September 30, 2023. • Net interest income was $8.3 million for the three months ended December 31, 2023; an increase of 2.5% over $8.1 million for the three months ended September 30, 2023. • Total assets were $1.4 billion at December 31, 2023, which remained relatively consistent to the balance at September 30, 2023. • Total borrowings were $644.1 million at December 31, 2023; a decrease of 0.7% from $648.7 million at September 30, 2023. • Loans held for investment were $806.8 million at December 31, 2023; an increase of 4.2% over $774.6 million at September 30, 2023. • Cash and cash equivalents were $184.0 million, including $30.9 million of restricted cash, at December 31, 2023; a decrease of 17.7% from to $223.7 million, including $70.7 million of restricted cash, at September 30, 2023. • Net interest margin2 was 2.83% for the three months ended December 31, 2023; an increase of 4.4% over 2.71% for the three months ended September 30, 2023. • ROTCE of 20.4% for the three months ended December 31, 2023; a decrease of 16.0% over 24.3% for the three months ended September 30, 2023. • ROAA1,2 of 3.7% for the three months ended December 31, 2023; an increase of 19.4% over 3.1% for the three months ended September 30, 2023. • Efficiency ratio2 of 61.2% for the three months ended December 31, 2023; a decrease of 4.1% compared to 63.8% for the three months ended September 30, 2023. • Total risk-based capital ratio2 was 19.6% at December 31, 2023; an increase of 10.7% over 17.7% at September 30, 2023. • Tier-1 leverage ratio2 was 15.6% at December 31, 2023; an increase of 6.8% over 14.6% at September 30, 2023. • On January 12, 2024, the Company paid its fourth quarterly cash dividend as a financial holding company of $0.18 per share to shareholders of record as of December 29, 2023. Exhibit 99.1 2

• The Company is forecasting full year 2024 EPS in a range of $1.80 to $2.00 per basic and diluted common share, which would represent a 13.1% increase from full year 2023 EPS of $1.70 from the midpoint of the full year 2024 forecasted range. NewtekOne Financial Highlights Twelve Months Ended December 31, 2023 • Net income was $43.0 million, or $1.71 per basic common share and $1.70 per diluted common share, for the twelve months ended December 31, 2023, which is line with our previously stated full year earnings guidance of $1.60 to $1.80 per basic and diluted common share. • Net interest income was $26.6 million for the twelve months ended December 31, 2023. Newtek Bank, N.A. • Total deposits were $463.5 million at December 31, 2023, which represents a 227.3% increase in deposits, compared to $141.6 million in deposits at NBNYC at December 31, 2022. • Insured deposits represented approximately 73.6% of total deposits at December 31, 2023. • Net interest margin2 was 4.43% for the three months ended December 31, 2023; an increase of 26.9% over 3.49% for the three months ended September 30, 2023. • ROTCE1,2 of 66.7% for the three months ended December 31, 2023; an increase of 51.6% over 44.0% for the three months ended September 30, 2023. • ROAA1,2 of 10.0% for the three months ended December 31, 2023; an increase of 66.7% over 6.0% for the three months ended September 30, 2023. • Efficiency ratio1,2 of 34.4% for the three months ended December 31, 2023; a decrease of 14.6% compared to 40.3% for the three months ended September 30, 2023. • Total risk-based capital ratio2 was 22.2% at December 31, 2023, a decrease of 11.2% from 25.0% at September 30, 2023. • Tier-1 leverage ratio2 was 16.4% at December 31, 2023; an increase of 10.1% from 14.9% at September 30, 2023. Lending Highlights • In April 2023, the Company began funding SBA 7(a) loans out of Newtek Bank with Preferred Lender Program (PLP) status. • Total SBA 7(a) loan fundings of $260.7 million for the three months ended December 31, 2023; an increase of 24.2% over $209.9 million of SBA 7(a) loans funded for the three months ended September 30, 2023. • Total SBA 7(a) loan fundings of $815.0 million for the twelve months ended December 31, 2023. • The Company forecasts $925.0 million in total SBA 7(a) loan fundings for 2024, which would represent a 13.5% increase over 2023. • Newtek Bank closed $60.5 million of SBA 504 loans for the three months ended December 31, 2023; an increase of 241.7% over $17.7 million SBA 504 loans closed for the three months ended September 30, 2023. • Total SBA 504 loan closings of $142.9 million for the twelve months ended December 31, 2023. • Newtek Bank and the Company’s non-bank subsidiaries closed a record $1.1 billion of loans, across all loan products, for the twelve months ended December 31, 2023, compared to $911.5 million of loans closed by NewtekOne, its subsidiaries and portfolio companies for the same period in 2022. The Company’s 2023 prior-period comparative financial statements have been adjusted to correct errors made in the Company’s condensed financial statements previously issued in the first, second, and third quarters of 2023. Amounts referenced in this press release refer to results on an "As Adjusted" basis unless otherwise Exhibit 99.1 3 1 Non-GAAP; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 Assets under supervision, capital ratios, risk-weighted assets and supplementary leverage ratio are preliminary data and subject to change prior to any filings with regulatory agencies and the filing of our Form 10-K for the year ended December 31, 2023.

noted. Specifically, as set forth in the "Summary of Revisions to Prior Period Financial Statements," annexed hereto, which revises certain line items in the Company’s condensed financial information for the first, second, and third quarters of 2023 as previously reported, the Company’s: (i) year-to-date EPS (basic and diluted) reflects an increase of $0.08 per share and $0.07 per share, respectively; (ii) year-to-date Net Income reflects an increase of $1.1 million; and (iii) Total Assets reflects an increase of $7.5 million. The increases in Total Assets was primarily driven by the recognition of net deferred tax assets and income tax receivables as well as intangible assets. The increases in Net Income resulted principally from the after-tax impact of the recognition of servicing assets at Newtek Bank, and the recognition of deferred loan origination costs, net, in connection with accounting for loans originated by Newtek Bank. The revised calculations of EPS are attributed to application of the treasury stock and if-converted methods, as well as revisions to the allocation of undistributed earnings to preferred stock under the two class method, in conjunction with other adjustments to net income. The Company's management continues to assess the effectiveness of the Company’s internal controls over financial reporting (“ICFR”), including any deficiencies in ICFR which led to these accounting errors. Continuing, Mr. Sloane said, “The goal of owning a nationally chartered bank was the recognition that our client base communicates with their bank digitally with high frequency, so the opportunity and our ability to communicate with our clients through our Newtek Advantage® platform, and assist them on a daily basis to become part of their operating ecosystem, has been our goal and is now closer to reality. We have witnessed the customer traffic to Newtekone.com and Newtekbank.com increase to approximately 18,000 unique digital visitors per month, providing our customers with the opportunity to access the Newtek Advantage®, communicate with us, and see all we have to offer. We will discuss these concepts and the value of these impressions on our call tomorrow. We seek to employ the most cutting-edge technology and AI in order to enhance the client experience, improve work flow processes, and acquire clients in an environment that has less friction and higher levels of business satisfaction.” Mr. Sloane concluded, “We spent a good part of 2023 building out our bank infrastructure, continuing to hire top-quality executives and establishing additional policies and procedures, all at a great expense, an investment we believe will provide a great return in the future. Obviously, the investment and upfront expense is to better enable us to safely and soundly grow our business, and develop a lasting infrastructure. Also important to note, is that we have been able to grow our loan-loss reserves dramatically during our first twelve months of operations ending December 31, 2023. We ended 2023 with a 3.1% loan loss reserve to loans held for investment, and we expect to prudently manage credit risk and related reserves as the future conditions of the economy take shape. We are excited about our results for 2023 and discussing them in greater detail during our conference call scheduled for tomorrow at 8:30am EST. Please visit our website and review our Fourth Quarter and Full Year 2023 Presentation.” Fourth Quarter and Full Year 2023 Conference Call and Webcast A conference call to discuss the fourth quarter and full year 2023 financial results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, M. Scott Price, Chief Financial Officer, and Nick Leger, Chief Accounting Officer, tomorrow, Wednesday, March 6, 2024, 8:30 a.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Q4 and Full Year 2023 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Q4 and FY 2023 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of 90 days. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. Exhibit 99.1 4

NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company®, Newtek Advantage® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change prior to any filings with regulatory agencies and filing of the Company's Form 10-K for the period ended December 31, 2023. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions (including the impacts from a government shutdown ) during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com Exhibit 99.1 5

Exhibit 99.1

Summary of Revisions to Prior Period Consolidated Financial Statements

As of January 6, 2023, the Company is no longer subject to Financial Accounting Standard Board Accounting Standards Codification (FASB) Topic (ASC) 946 *Financial Services – Investment Companies*, which resulted in a significant change in the Company's accounting and financial reporting requirements for the year ended December 31, 2023. For example, the Company is required to consolidate the financial statements of what was previously referred to as our controlled or majority-owned investments together with those already consolidated by the Company. In accordance with ASC 946, prior to January 6, 2023, the Company was required to account for investments, loans and other receivables at fair value. For fiscal year ended December 31, 2023, the Company is now required to account for debt securities under ASC 320, loans and other receivables, including modifications and restructurings under ASC 310, and must apply the current expected credit loss model to each of these financial instruments under ASC 326. Additionally, management continues to elect the fair value option of accounting under ASC 825 for certain financial instruments. Finally, as a result of the conversion, the Company no longer qualifies as a RIC for federal income tax purposes, and no longer qualifies for accounting treatment as an investment company, therefore management has been required to expend significant efforts in order to implement these changes in accounting and financial reporting requirements.

The Company's condensed comparative financial statements have been adjusted to correct errors made in the Company's financial statements previously issued for the first, second, and third quarters of 2023. These adjustments include the following adjustments for the year-to-date period ended September 30, 2023:

1. Accounting for deferred loan origination fees and costs, net, under ASC 310 resulting in a $5.1 million and $5.7 million decrease in non-interest income and non-interest expense, respectively;
2. Calculating EPS under ASC 260 to reflect the treasury stock and if-converted methods and adjusting the allocations under the two-class method, in conjunction with other adjustments to net income, all resulting in an increase of $0.08 and $0.07 per share for basic and diluted EPS, respectively;
3. Establishing deferred net tax assets and income taxes receivable under ASC 740 in conjunction with the common control transaction, resulting in increased net deferred tax assets and income taxes receivable of $1.9 million;
4. Establishing certain servicing assets under ASC 860 in conjunction with the common control transaction resulting in a $1.0 million increase in non-interest income and a $1.5 million increase in servicing assets; and
5. An adjusting opening balance sheet entry in conjunction with common control transaction to correct understatements of goodwill and intangibles and stockholders' equity resulting in respective increases of $3.9 million.

The year-to-date and quarterly impact of these adjustments for the periods presented are outlined in the unaudited tables below.

NewtekOne, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
As of the Period Ended:

(in thousands)	September 30, 2023			June 30, 2023			March 31, 2023		
	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted
Assets									
Goodwill & intangibles	$ 27,157	$ 4,154	$ 31,311	$ 27,595	$ 4,072	$ 31,667	$ 28,101	$ 3,990	$ 32,091
Servicing assets	36,774	1,517	38,291	35,754	484	36,238	33,351	328	33,679
All other assets	1,314,223	1,837	1,316,060	1,373,503	2,007	1,375,510	1,184,443	1,925	1,186,368
Total assets	$ 1,378,154	$ 7,508	$ 1,385,662	$ 1,436,852	$ 6,563	$ 1,443,415	$ 1,245,895	$ 6,243	$ 1,252,138
Liabilities and Shareholders' Equity									
Total liabilities	$ 1,151,131	$ 162	$ 1,151,293	$ 1,215,637	$ 162	$ 1,215,799	$ 1,027,385	$ —	$ 1,027,385
Total shareholders' equity	227,023	7,346	234,369	221,215	6,401	227,616	218,510	6,243	224,753
Total Liabilities & Shareholders Equity	$ 1,378,154	7,508	1,385,662	1,436,852	6,563	1,443,415	1,245,895	6,243	1,252,138

[1]Certain amounts labeled "As Reported" have been reclassified to conform to current period presentation.

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Exhibit 99.1

NewtekOne, Inc. and Subsidiaries
Consolidated Statement of Income (Unaudited)
(In Thousands, except for Per Share Data)

	For the nine months ended September 30, 2023			For the six months ended June 30, 2023			For the three months ended March 31, 2023		
	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted
Net interest income	$ 18,333	$ —	$ 18,333	$ 10,256	$ —	$ 10,256	$ 4,583	$ —	$ 4,583
Provision for credit losses	7,339	—	7,339	3,893	—	3,893	1,318	—	1,318
Noninterest income	132,113	(4,258)	127,855	89,215	(2,384)	86,831	42,787	(241)	42,546
Noninterest expense	113,891	(5,771)	108,120	79,346	(2,546)	76,800	39,197	(174)	39,023
Income tax expense (benefit)	671	454	1,125	(2,339)	48	(2,291)	(4,863)	(23)	(4,886)
Net income	**$ 28,545**	**$ 1,059**	**$ 29,604**	**$ 18,571**	**$ 114**	**$ 18,685**	**$ 11,718**	**$ (44)**	**$ 11,674**
Weighted average number of shares outstanding									
Basic	24,626	(371)	24,255	24,608	(364)	24,244	24,609	(386)	24,223
Diluted	24,626	(290)	24,336	25,423	(1,125)	24,298	25,237	(356)	24,881
Earnings (loss) per common share									
Basic	$ 1.10	$ 0.08	$ 1.18	$ 0.72	$ 0.02	$ 0.74	$ 0.46	$ 0.01	$ 0.47
Diluted	$ 1.10	$ 0.07	$ 1.17	$ 0.72	$ 0.02	$ 0.74	$ 0.46	$ —	$ 0.46

	For the three months ended September 30, 2023			For the three months ended June 30, 2023			For the three months ended March 31, 2023		
	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted
Net interest income	$ 8,077	$ —	$ 8,077	$ 5,673	$ —	$ 5,673	$ 4,583	$ —	$ 4,583
Provision for credit losses	3,446	—	3,446	2,575	—	2,575	1,318	—	1,318
Noninterest income	42,900	(1,874)	41,026	46,428	(2,143)	44,285	42,787	(241)	42,546
Noninterest expense	34,545	(3,224)	31,321	40,149	(2,372)	37,777	39,197	(174)	39,023
Income tax expense (benefit)	3,011	406	3,417	2,524	71	2,595	(4,863)	(23)	(4,886)
Net income	**$ 9,975**	**$ 944**	**$ 10,919**	**$ 6,853**	**$ 158**	**$ 7,011**	**$ 11,718**	**$ (44)**	**$ 11,674**
Weighted average number of shares outstanding									
Basic	24,663	(386)	24,277	24,607	(343)	24,264	24,609	(386)	24,223
Diluted	24,663	(250)	24,413	25,588	(1,282)	24,306	25,237	(356)	24,881
Earnings (loss) per common share									
Basic	$ 0.38	$ 0.05	$ 0.43	$ 0.26	$ 0.01	$ 0.27	$ 0.46	$ 0.01	$ 0.47
Diluted	$ 0.38	$ 0.05	$ 0.43	$ 0.26	$ 0.01	$ 0.27	$ 0.46	$ —	$ 0.46

[1]Certain amounts labeled "As Reported" have been reclassified to conform to current period presentation.

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NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) December 31, 2023 December 31, 2022 ASSETS Financial Holding Company (unaudited) Investment Company1 Cash and due from banks $ 13,929 $ 53,692 Restricted cash 30,919 71,914 Interest bearing deposits in banks 139,158 — Total cash and cash equivalents 184,006 125,606 Debt securities available-for-sale, at fair value 32,171 — Loans held for sale, at fair value 118,867 19,171 Loans held for sale, at LCM 55,953 — Loans held for investment, at fair value 469,801 505,268 Loans held for investment, at amortized cost, net of deferred fees and costs 336,956 — Allowance for credit losses (12,574) — Loans held for investment, at amortized cost, net 324,382 — Federal Home Loan Bank and Federal Reserve Bank stock 3,635 — Settlement receivable 62,230 — Joint ventures, at fair value (cost of $37,865 and $23,314), respectively 40,859 23,022 Controlled investments (cost of $0 and $131,495), respectively — 259,217 Non-control investments (cost of $796 and $1,360), respectively 728 1,360 Goodwill and intangibles 31,316 — Right of use assets 5,701 6,484 Deferred tax asset, net 461 — Servicing assets 39,725 30,268 Other assets 52,657 28,506 Total assets $ 1,422,492 $ 998,902 LIABILITIES AND NET ASSETS Liabilities: Deposits: Noninterest-bearing $ 10,053 $ — Interest-bearing 453,452 — Total deposits 463,505 — Borrowings 644,122 539,326 Dividends payable 4,792 — Lease liabilities 6,952 7,973 Deferred tax liabilities, net — 19,194 Due to participants 23,796 35,627 Accounts payable, accrued expenses and other liabilities 35,589 21,424 Total liabilities 1,178,756 623,544 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 and 20 shares issued and outstanding, respectively) 19,738 — Common stock (par value $0.02 per share; authorized 200,000 shares, 24,680 and 24,609 issued and outstanding, respectively) 492 492 Additional paid-in capital 199,956 354,243 Exhibit 99.1 8

Retained earnings 23,698 20,623 Accumulated other comprehensive loss, net of income taxes (148) — Total shareholders' equity 243,736 375,358 Total liabilities and shareholders' equity $ 1,422,492 $ 998,902 1The Company’s financial statements as of December 31, 2022, are, and in previous years were, presented and accounted for under the specialized method of accounting applicable to investment companies and excluded many of our consolidated subsidiaries, which were previously treated as portfolio company investments. Exhibit 99.1 9

Year Ended December 31, 2023 Financial Holding Company (unaudited) 2022 Investment Company1 2021 Investment Company1 Interest income Debt securities available-for-sale $ 1,518 $ — $ — Loans and fees on loans 84,001 35,696 25,951 Loans and fees on loans - PPP loans — — 49,989 Interest from affiliates — 2,921 3,026 Other interest earning assets 8,854 — — Total interest income 94,373 38,617 78,966 Interest expense Deposits 15,849 — — Notes and securitizations 40,217 21,780 18,591 Bank and FHLB borrowings 11,673 3,998 1,536 Notes payable related party — 547 388 Total interest expense 67,739 26,325 20,515 Net interest income 26,634 12,292 58,451 Provision for credit losses 11,704 — — Net interest income after provision for credit losses 14,930 12,292 58,451 Noninterest income Dividend income 1,757 24,657 9,896 Loan servicing asset revaluation (3,549) (10,095) (6,778) Servicing income, net of amortization 18,289 13,698 11,307 Net gains on sales of loans 50,734 56,901 53,113 Net gain (loss) on loans under the fair value option 18,008 (26,504) 11,477 Technology and IT support income 24,916 — — Electronic payment processing income 42,855 — — Other noninterest income 24,076 34,221 10,295 Total noninterest income 177,086 92,878 89,310 Noninterest expense Salaries and employee benefits expense 65,708 20,186 17,866 Technology services expense 14,272 — — Electronic payment processing expense 18,327 — — Professional services expense 13,077 7,134 5,610 Other loan origination and maintenance expense 9,433 30,746 29,506 Depreciation and amortization 2,884 239 304 Loss on extinguishment of debt 271 417 1,552 Other general and administrative costs 19,331 7,673 7,454 Total noninterest expense 143,303 66,395 62,292 Net income before taxes 48,713 38,775 85,469 Income tax expense 5,748 6,464 1,327 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Exhibit 99.1 10

Net income 42,965 32,311 84,142 Dividends to preferred shareholders (1,454) — — Net income available to common shareholders $ 41,511 $ 32,311 $ 84,142 Earnings per share: Basic $ 1.71 $ 1.34 $ 3.69 Diluted $ 1.70 $ 1.34 $ 3.69 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) 1The Company’s financial statements as of December 31, 2022, are, and in previous years were, presented and accounted for under the specialized method of accounting applicable to investment companies and excluded many of our consolidated subsidiaries, which were previously treated as portfolio company investments. Exhibit 99.1 11

Three Months Ended December 31, 2023 Financial Holding Company (unaudited) 2022 Investment Company1 2021 Investment Company1 Interest income Debt securities available-for-sale $ 435 $ — $ — Loans and fees on loans 23,660 11,781 6,623 Loans and fees on loans - PPP loans — — — Interest from affiliates — 834 895 Other interest earning assets 2,274 — 54 Total interest income 26,369 12,615 7,572 Interest expense Deposits 5,111 — — Notes and securitizations 11,411 7,348 4,791 Bank and FHLB borrowings 1,546 1,303 394 Notes payable related party — 262 112 Total interest expense 18,068 8,913 5,297 Net interest income 8,301 3,702 2,275 Provision for credit losses 4,365 — — Net interest income after provision for credit losses 3,936 3,702 2,275 Noninterest income Dividend income 360 4,606 9,775 Loan servicing asset revaluation (1,983) (6,131) (3,456) Servicing income, net of amortization 4,985 3,767 2,961 Net gains on sales of loans 17,252 6,948 15,034 Net gain (loss) on loans under the fair value option 5,420 (14,089) 6,361 Technology and IT support income 6,460 — — Electronic payment processing income 10,659 — — Other noninterest income 6,078 24,840 4,149 Total noninterest income 49,231 19,941 34,824 Noninterest expense Salaries and employee benefits expense 14,535 5,806 5,139 Technology services expense 4,265 — — Electronic payment processing expense 4,168 — — Professional services expense 3,311 2,812 2,145 Other loan origination and maintenance expense 2,503 8,846 8,122 Depreciation and amortization 613 58 68 Loss on extinguishment of debt 271 — 597 Other general and administrative costs 5,517 2,054 1,791 Total noninterest expense 35,183 19,576 17,862 Net income before taxes 17,984 4,067 19,237 Income tax expense 4,623 6,289 (793) Net income 13,361 (2,222) 20,030 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Exhibit 99.1 12

Dividends to preferred shareholders (405) — — Net income available to common shareholders $ 12,956 $ (2,222) $ 20,030 Earnings per share: Basic $ 0.53 $ (0.09) $ 0.84 Diluted $ 0.53 $ (0.09) $ 0.84 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) 1The Company’s financial statements as of December 31, 2022, are, and in previous years were, presented and accounted for under the specialized method of accounting applicable to investment companies and excluded many of our consolidated subsidiaries, which were previously treated as portfolio company investments. Exhibit 99.1 13

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited) The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three-month period ended have been annualized based on calendar days. Newtek Bank, NA As of and for the three months ended As of and for the year ended (in thousands) December 31, 2023 December 31, 2023 Return on Average Tangible Common Equity Numerator: Net Income (Loss) (GAAP) $15,150 $28,213 Average Total Shareholders' Equity (non-GAAP) 92,201 81,043 Deduct: Average Goodwill and Intangibles (non-GAAP) 2,099 2,157 Denominator: Tangible Average Common Equity (non-GAAP) $90,102 $78,886 Return on Average Tangible Common Equity (non-GAAP) 66.7% 35.8% Return on Average Assets Numerator: Net Income (GAAP) $15,150 $28,213 Denominator: Average Assets (non-GAAP) 601,130 490,604 Return on Average Assets (non-GAAP) 10.0% 5.8% Efficiency Ratio Numerator: Non-Interest Expense (GAAP) $12,834 $51,416 Net Interest Income (GAAP) 6,589 17,461 Non-Interest Income (GAAP) 30,745 85,704 Denominator: Total Income $37,334 $103,165 Efficiency Ratio (non-GAAP) 34.4% 49.8% Exhibit 99.1 14

Exhibit 99.1

Summary of Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Newtek Bank's comparative financial measures have been adjusted to correct errors made in the Company's financial statements previously-issued in the first, second and third quarters of 2023. The amounts presented below are as of and for the periods ended (in thousands):

Newtek Bank, NA	As of and for the three months ended								
(in thousands)	**September 30, 2023**			**June 30, 2023**			**March 31, 2023**		
	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted
Return on Average Tangible Common Equity									
Numerator: Net Income (Loss) (GAAP)	$7,831	$974	$8,805	$5,974	$205	$6,179	$(1,817)	$(104)	$(1,921)
Average Total Shareholders' Equity (non-GAAP)	81,043	558	81,601	76,838	338	77,176	75,813	405	76,218
Deduct: Average Goodwill and Intangibles (non-GAAP)	2,146	—	2,146	2,195	—	2,195	2,190	—	2,190
Denominator: Tangible Average Common Equity (non-GAAP)	$78,897	$558	$79,455	$74,643	$338	$74,981	$73,623	$405	$74,028
Return on Average Tangible Common Equity (non-GAAP)	39.8%		44.0%	32.1%		33.1%	(10.0)%		(10.5)%
Return on Average Assets									
Numerator: Net Income (GAAP)	$7,831	$974	$8,805	$5,974	$205	$6,179	$(1,817)	$(104)	$(1,921)
Denominator: Average Assets (non-GAAP)	584,182	705	584,887	485,633	330	485,963	285,455	459	285,914
Return on Average Assets (non-GAAP)	5.3%		6.0%	4.9%		5.1%	(2.6)%		(2.7)%
Efficiency Ratio									
Numerator: Non-Interest Expense (GAAP)	$14,759	$(3,243)	$11,516	$16,243	$(2,399)	$13,844	$13,314	$(92)	$13,222
Net Interest Income (GAAP)	5,089	279	5,368	3,771	445	4,216	2,011	(329)	1,682
Non-Interest Income (GAAP)	24,984	(1,751)	23,233	23,920	(2,055)	21,865	10,101	(241)	9,860
Denominator: Total Income	$30,073	$(1,472)	$28,601	$27,691	$(1,610)	$26,081	$12,112	$(570)	$11,542
Efficiency Ratio (non-GAAP)	49.1%		40.3%	58.7%		53.1%	109.9%		114.6%

[1]Certain amounts labeled "As Reported" have been reclassified to conform to current period presentation.

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NewtekOne Inc. As of and for the three months ended As of and for the year ended (dollars and number of shares in thousands) December 31, 2023 December 31, 2023 Return on Average Tangible Common Equity Numerator: Net Income (GAAP) $13,361 $42,965 Average Total Shareholders' Equity (non-GAAP) 310,965 241,026 Deduct: Preferred Stock (GAAP) 19,738 19,738 Average Common Shareholders' Equity (non-GAAP) 291,227 221,288 Deduct: Average Goodwill and Intangibles (non-GAAP) 31,409 31,746 Denominator: Average Tangible Common Equity (non-GAAP) $259,818 $189,542 Return on Tangible Common Equity (non-GAAP) 20.4% 22.7% Return on Average Assets Numerator: Net Income (GAAP) $13,361 $42,965 Denominator: Average Assets (non-GAAP) 1,414,414 1,323,932 Return on Average Assets (non-GAAP) 3.7% 3.2% Efficiency Ratio Numerator: Non-Interest Expense (GAAP) $35,183 $143,303 Net Interest Income (GAAP) 8,301 14,930 Non-Interest Income (GAAP) 49,231 177,086 Denominator: Total Income $57,532 $192,016 Efficiency Ratio (non-GAAP) 61.2% 74.6% Tangible Book Value Per Share Total Shareholders' Equity (GAAP) $243,736 $243,736 Deduct: Goodwill and Intangibles (GAAP) 31,316 31,316 Numerator: Total Tangible Book Value (non-GAAP) $212,420 $212,420 Denominator: Total Number of Shares Outstanding 24,680 24,680 Tangible Book Value Per Share (non-GAAP) $8.61 $8.61 Tangible Book Value Per Common Share Total Tangible Book Value (non-GAAP) $212,420 $212,420 Deduct: Preferred Stock (GAAP) 19,738 19,738 Numerator: Tangible Book Value Per Common Share (non-GAAP) $192,682 $192,682 Denominator: Total Number of Shares Outstanding 24,680 24,680 Tangible Book Value Per Common Share (non-GAAP) $7.81 $7.81 Exhibit 99.1 16

Exhibit 99.1

Summary of Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The Company's comparative financial statements have been adjusted to correct errors made in the Company's financial statements previously-issued in the first, second and third quarters of 2023. The amounts presented below are as of and for the periods ended (in thousands, except per share data):

NewtekOne Inc. *(dollars and number of shares in thousands)*	**As of and for the three months ended**								
	September 30, 2023			**June 30, 2023**			**March 31, 2023**		
	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted	As Reported[1]	Adjustment	As Adjusted
Return on Average Tangible Common Equity									
Numerator: Net Income (GAAP)	$9,975	$944	$10,919	$6,853	$158	$7,011	$11,718	$(44)	$11,674
Average Total Shareholders' Equity (non-GAAP)	224,119	6,874	230,993	219,863	6,322	226,185	180,707	5,900	186,607
Deduct: Preferred Stock (GAAP)	19,738	—	19,738	19,738	—	19,738	19,738	—	19,738
Average Common Shareholders' Equity (non-GAAP)	204,381	6,874	211,255	200,125	6,322	206,447	160,969	5,900	166,869
Deduct: Average Goodwill and Intangibles (non-GAAP)	29,234	4,113	33,347	29,631	4,031	33,662	28,291	3,771	32,062
Denominator: Average Tangible Common Equity (non-GAAP)	$175,147	$2,761	$177,908	$170,494	$2,291	$172,785	$132,678	$2,129	$134,807
Return on Tangible Common Equity (non-GAAP)	22.6%		24.3%	16.1%		16.3%	35.8%		35.1%
Return on Average Assets									
Numerator: Net Income (GAAP)	$9,975	$944	$10,919	$6,853	$158	$7,011	$11,718	$(44)	$11,674
Denominator: Average Assets (non-GAAP)	1,409,762	7,036	1,416,798	1,344,425	6,403	1,350,828	1,111,391	5,900	1,117,291
Return on Average Assets (non-GAAP)	2.8%		3.1%	2.0%		2.1%	4.2%		4.2%
Efficiency Ratio									
Numerator: Non-Interest Expense (GAAP)	$34,545	$(3,224)	$31,321	$40,149	$(2,372)	$37,777	$39,197	$(174)	$39,023
Net Interest Income (GAAP)	8,077	—	8,077	5,673	—	5,673	4,583	—	4,583
Non-Interest Income (GAAP)	42,900	(1,874)	41,026	46,428	(2,143)	44,285	42,787	(241)	42,546
Denominator: Total Income	$50,977	$(1,874)	$49,103	$52,101	$(2,143)	$49,958	$47,370	$(241)	$47,129
Efficiency Ratio (non-GAAP)	67.8%		63.8%	77.1%		75.6%	82.7%		82.8%
Tangible Book Value Per Share									
Total Shareholders' Equity (GAAP)	$227,023	$7,346	$234,369	$221,215	$6,401	$227,616	$218,510	$6,243	$224,753
Deduct: Goodwill and Intangibles (GAAP)	27,157	4,154	31,311	27,595	4,072	31,667	28,101	3,990	32,091
Numerator: Total Tangible Book Value (non-GAAP)	$199,866	$3,192	$203,058	$193,620	$2,329	$195,949	$190,409	$2,253	$192,662
Denominator: Total Number of Shares Outstanding	24,645	—	24,645	24,615	—	24,615	24,609	—	24,609
Tangible Book Value Per Share (non-GAAP)	$8.11	$0.13	$8.24	$7.87	$0.09	$7.96	$7.74	$0.09	$7.83
Tangible Book Value Per Common Share									
Total Tangible Book Value (non-GAAP)	$199,866	$3,192	$203,058	$193,620	$2,329	$195,949	$190,409	$2,253	$192,662
Deduct: Preferred Stock (GAAP)	19,738	—	19,738	19,738	—	19,738	19,738	—	19,738
Numerator: Tangible Book Value Per Common Share (non-GAAP)	$180,128	$3,192	$183,320	$173,882	$2,329	$176,211	$170,671	$2,253	$172,924
Denominator: Total Number of Shares Outstanding	24,645	—	24,645	24,615	—	24,615	24,609	—	24,609
Tangible Book Value Per Common Share (non-GAAP)	$7.31	$0.13	$7.44	$7.06	$0.10	$7.16	$6.94	$0.09	$7.03

[1]Certain amounts labeled "As Reported" have been reclassified to conform to current period presentation.

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